EXHIBIT 99
INDEX OF EXHIBITS
INCLUDED HERIN, FORM 10-Q
EHIBIT NUMBER	DESCRIPTION	SEQUENTIONAL PAGE NUMBER
10(i)	Note Agreement between the Company and SunTrust of Georgia dated February 18, 2001 covering the Company’s long term note due June 15, 2002	14-18